                                                                   EXHIBIT 10.18

                                 CONFIDENTIAL
                                 ------------

    [* * *]: CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS EXHIBIT

                               LICENSE AGREEMENT
                               -----------------

This License Agreement ("Agreement"), is made and entered into this 14th day of August, 1998 ("Effective Date") by and between BioMarin Pharmaceutical, Inc., having its principal office at 11 Pimentel Court, Novato, California 94949, USA ("BioMarin") and Women and Children's Hospital, Adelaide, Australia having its principal office at 72 King William Road, North Adelaide, South Australia, Australia ("WCH").

                                   RECITALS

A. WCH has been active in the field of research relating to the development of therapeutic agents for the treatment of Lysosomal Storage Disorders (LSD) and has, confidential information and know-how in respect to a group of LSD known as Mucopolysaccharidosis ("MPS") type diseases.

B. BioMarin has agreed to work in the field of developing an enzyme replacement therapy ("ERT") for the treatment of the disease MPS VI and subsequent production, clinical trials, marketing and commercialization of Licensed Products for the benefit of patients. BioMarin desires to develop the Licensed Products and undertakes to commit significant resources to the said development for a therapy for children suffering with MPS VI.

C.   WCH possesses the Licensed Technology.

D. BioMarin is interested in taking an exclusive worldwide license to the Licensed Technology for the commercialization of Licensed Products.

E. WCH is willing to grant to BioMarin a license for the Licensed Technology, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants, WCH and
                       BioMarin hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

1.1  "Inventions" shall have the meaning as set forth in Section 8.1.
      ----------

1.2  "Licensed Product" means any therapeutic product for ERT used in the
      ----------------
     treatment of MPS VI, which is developed from or utilizes any part of the Licensed Technology.

1.3  "Licensed Technology" means the biological materials, clones, host cell
      -------------------
     lines, and any research and development information, inventions, know-how, and all technical data applicable solely for MPS VI therapy which has been developed as of the Effective Date and which shall include recombinant human enzyme N-acetylgalactosamine-4-sulfatase, the cDNA clone encoding this enzyme, and the host cell line which expresses this enzyme for the treatment of MPS VI disease.

1.4  "Net Sales" means the aggregate gross sales price received by BioMarin on
      ---------
     any Sale of the Licensed Product less any credits for returns and allowances, cash and trade discounts, sales, use, excise or similar taxes, duties, insurance and freight and other shipping expenses, to the extent that such items are separately stated on BioMarin invoices to purchasers.

1.5  A "Sale" means a sale or lease of a Licensed Product. As used herein,
        ----
     "Sale" shall not include Licensed Product retained for quality assurance purposes, any distribution for assessment by regulatory authorities for which BioMarin does not receive financial gain.

                                  ARTICLE II

                               TERMS OF LICENSE
                               ----------------

2.1  License. WCH grants to BioMarin a perpetual, nontransferable, exclusive,
     -------
     world-wide license, (i) to make use or sell the Licensed Technology or Inventions to make, use, distribute, market, sell, lease and sub-license Licensed Products and (ii) to make modifications to and to further develop the Licensed Technology or Inventions to make, use, distribute, market, sell, lease and sub-license the Licensed Products.

2.2  Access. WCH will provide to BioMarin, subject to the principles of
     ------
     confidentiality set forth in Article IX, access to all Licensed Technology and all accompanying know-how and documentation necessary to use the Licensed Technology.

                                  ARTICLE III

                                  DEVELOPMENT
                                  -----------

3.1 BioMarin will be responsible for the production of the Licensed Product, including, enzyme material using on any aspect of the Licensed Technology for clinical trials and, for world wide supply, based on real cost calculations, in the case of successful clinical trials. WCH hereby grants and BioMarin accepts the fight to sublicense the Licensed Product to ensure BioMarin can enter into partnerships or business collaborations, which involve the manufacture, marketing, sales, and distribution of the Licensed Products.

3.2 During the term of this Agreement, WCH, under the direction of Professor John Hopwood, will have substantial responsibility in the design of BioMarin's MPS VI clinical studies, the terms and conditions of which are to be agreed by WCH and BioMarin within six (6) months of the effective date.

                                  ARTICLE IV

                                   DELIVERY
                                   --------

4.1 WCH shall make its best effort to supply to BioMarin a copy of materials and/or documentation in its possession that contains the Licensed Technology within sixty (60) days from the Effective Date.

4.2 On the Effective Date, BioMarin shall designate one or more qualified individual(s) to be responsible for receiving the Licensed Technology. On or before the expiration of sixty (60) days from the Effective Date, WCH shall provide up to seventy (70) hours of training to such designated individual(s) who manufacture or use the Licensed Technology pursuant to such schedules and locations as the parties may agree. BioMarin will pay all travel, board, and lodging costs related to the supply of a copy of the Licensed Technology and documentation from WCH to BioMarin in accordance with Section 4.1.

                                   ARTICLE V

                                    PAYMENT
                                    -------

5.1 In consideration of the license set forth in Article II above, BioMarin must pay to WCH the following:

     (a)  License Fee:  On the Effective Date, BioMarin must pay to WCH the
          -----------
          sum of [* * *] as a licensing fee payment to WCH.


     (b)  Maintenance Fee:  On each anniversary date of the Effective Date,
          ---------------
          BioMarin must pay to WCH an annual license maintenance fee of [* * *]. If the annual royalty payments set forth in Section 5.1(c) exceeds [* * *] BioMarin shall not be required to pay the annual license maintenance fee and shall make only the royalty payment in accordance with Section 5.1(c). Each annual license maintenance payment must be made within eight (8) business days from the anniversary date.


     (c)  Royalties:  Commencing with the first commercial sale of the
          ---------
          Licensed Products by BioMarin, BioMarin shall pay to WCH a royalty rate of [* * *] of the Net Sales of Licensed Products. If a product which can be used for the treatment of MPS IV enters the market during the term of this Agreement and is competitive with the Licensed Product, then the royalty rate to WCH shall be decreased to [* * *] of annual Net Sales:

                    [* CONFIDENTIAL TREATMENT REQUESTED]

     (d)  Payment: BioMarin shall make royalty payments to WCH within sixty (60)
          -------
days after the end of each calendar quarter during the term of this Agreement, for Net Sales within such calendar quarter. Each royalty payment shall be accompanied by a report by BioMarin describing royalty calculations due hereunder, for Net Sales of the Licensed Products within such calendar quarter.

     (e)  Sublicensee's Royalty: In the event that BioMarin sublicenses the
          ---------------------
Licensed Technology, then a condition of any sub-license must be that the sub-licensee pays a royalty to WCH on its Net Sales in accordance with Sections 5.1(c) and (d) and BioMarin guarantees to WCH any required royalty payments by the sub-licensee.

     (f)  Records: BioMarin shall keep at its principal offices, complete, true
          -------
and accurate business books and records of account in sufficient detail to enable the royalties due WCH under this Article 5 to be verified, which books and records shall be maintained until at least six (6) years following the relevant royalty period or termination of this Agreement. Not more than one
(1) time each calendar year during the term of this Agreement, WCH shall be entitled to inspect and audit BioMarin's accounts to verify the accuracy of
(i) the reports provided to WCH under this Section 5.1 (c) and (d) and the amounts of the accompanying payments. Such audit shall be conducted by an independent accounting firm who is bound by strict confidentiality. Such audit shall be preceded by three (3) days prior written notice to BioMarin and shall be during BioMarin's normal business hours. If any such audit reveals an underpayment by BioMarin of its royalty obligations hereunder, BioMarin shall promptly remit to WCH the amount of such underpayment within thirty (30) days.


                                  ARTICLE VI

                            REPRESENTATIONS BY WCH
                            ----------------------

6.1 WCH represents and warrants that: (i) WCH has developed and owns all fight, title and interest in and to the Licensed Technology existing as of the Effective Date; (ii) WCH has the fight to enter into this Agreement, to fully comply with the terms and conditions of this Agreement to the best of WCH's knowledge, to grant to BioMarin the fights and licenses contemplated in Section 2.1 above; and (iii) WCH has not executed any agreement or contract that is inconsistent with the fights and licenses granted hereunder. Except for the warranties made in this Section 6.1, WCH has made no other warrantees and expressly excludes all warranties to the extent possible by law.

                                  ARTICLE VII

                          REPRESENTATIONS BY BIOMARIN
                          ---------------------------

7.1 BioMarin will commit best commercially reasonable efforts towards the said development. For the purposes of this Agreement, commercially reasonable efforts shall be interpreted as:

     Submission of Investigational New Drug Application ("IND") for MPS VI enzyme replacement therapy (i.e., Licensed Product) to the United States Food and Drug Administration ("FDA") or equivalent application to be made to the appropriate regulatory authority of another country at least nine
     (9) months from the Execution Date, or twelve (12) months if additional pre-clinical toxicology studies are required for the submission. Clinical trials should begin within three (3) months of the filing of an IND provided that the initiation of clinical trials has been approved by the FDA.

7.2 BioMarin represents and warrants that (i) BioMarin has the fight to enter into this Agreement; (ii) BioMarin will fully comply with the terms and conditions of this Agreement; and (iii) BioMarin will be responsible for all liability to third parties arising form any use of the Licensed Technology and its manufacture, distribution and sale of the Licensed Product.

                                 ARTICLE VIII

                                    PATENTS
                                    -------

8.1  Ownership of Inventions. WCH shall have and retain sole and exclusive title
     ------------------------
     to all inventions, discoveries and know how ("Inventions") which are made by either party, its employees, agents, or other third parties acting under authority from either party relating to Licensed Product.

8.2  Maintenance of Patents.
     -----------------------

     (a)  Filings. As between WCH and BioMarin, BioMarin shall, at its expense,
          -------
          have responsibility for filing, prosecution and maintenance of all patents in the name of WCH. WCH shall have the fight to review pending patent applications and make recommendations to BioMarin concerning them. BioMarin will consider in good faith all reasonable suggestions of WCH with respect thereto. BioMarin agrees to keep WCH informed of the course of patent prosecution or other proceedings with respect to the patents. WCH shall provide such patent consultation to BioMarin at no cost to BioMarin. WCH shall hold all information disclosed to it under this Section 8.2(a) as confidential.

     (b)  Extensions. BioMarin shall have the right but not the obligation to
          ----------
          seek extensions of the terms of patents. At BioMarin's request, WCH shall either authorize BioMarin to act as WCH's agent for the purpose of making any application for any extensions of the term of patents and provide reasonable assistance therefor to BioMarin or shall diligently seek to obtain such extensions, in either event, at BioMarin's expense.

8.3  Infringement by Licensed Product. In the event of the institution of any
     --------------------------------
     suit by a third party against WCH for patent infringement involving the manufacture, use, sale, distribution or marketing of Licensed Product, WCH shall promptly notify BioMarin in writing. BioMarin shall have the right but not the obligation to defend such suit against it at its own expense. BioMarin and WCH shall assist one another and cooperate in any such litigation at the other's reasonable request without expense to the requesting party, and in any event WCH may participate in any such suit with counsel of its choice at its own expense.

8.4  Third Party Infringement. In the event that BioMarin or WCH becomes aware
     ------------------------
     of actual or threatened infringement of a patent by the manufacture or sale or use of an ERT product for treatment of MPS VI (the "Field"), that party shall promptly notify the other party in writing. BioMarin shall have the first right but not the obligation to bring, at its own expense, an infringement action against any third party. If BioMarin does not commence a particular infringement suit within the Field within one hundred twenty
     (120) days of receipt of a request by WCH to do so, then WCH, after notifying BioMarin in writing and obtaining BioMarin's consent, which shall not be unreasonably withheld, shall be entitled to bring such infringement action at its own expense. WCH shall keep BioMarin reasonably informed of its activities during the 120-day period. The party conducting such action shall have full control over its conduct, including settlement thereof subject to Section 8.6. In any event, BioMarin and WCH shall assist one another and cooperate in any such litigation at the other's reasonable request without expense to the requesting party.

8.5  Recovery. BioMarin and WCH shall recover their respective actual out-of-
     --------
     pocket expenses, or equitable proportions thereof, associated with any litigation against infringers undertaken pursuant to Section 8.4 above or settlement thereof from any resulting recovery made by any party. Any excess amount of such a recovery shall belong to BioMarin to the extent such recovery represents damages relative to sales.

8.6  Status of Activities. The parties shall keep one another informed of the
     --------------------
     status of their respective activities regarding any litigation or settlement thereof concerning Licensed Product, provided however that no settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by a party pursuant to this Section 8 may be entered into without the consent of the other party if such settlement would require the other party to be subject to an injunction or to make a monetary payment or would otherwise adversely affect the other party's rights under this Agreement.

                                  ARTICLE IX

                                CONFIDENTIALITY
                                ---------------

9.1 BioMarin and WCH shall use their best efforts to protect the confidentiality of proprietary information provided to it by the other party and identified in writing or orally as confidential and proprietary and not to use such information except for the purposes of this Agreement. This obligation of confidentiality shall not apply to information which (a) is or becomes known publicly through no fault of the other party; (b) is obtained or learned by the receiving party from a third party entitled to disclose it; (c) is already known to the receiving party at the time of disclosure, as shown by the receiving party's prior written records; (d) is developed by the receiving party independent of any disclosure made hereunder, which can be demonstrated by written or other documentary evidence; or is required by law to be disclosed.

9.2 The foregoing restrictions shall not apply to any confidential information of either party ("Disclosing Party") that (i) is in the possession of the other party ("Receiving Party") at the time of disclosure, (ii) prior to or after the time of disclosure becomes part of the public domain, not as a result of any breach by the Receiving Party, (iii) is developed independently by the Receiving Party without use of or reference to the confidential Information of the Disclosing Party, (iv) is acquired from a third party having the fight to disclose such information, or (v) is approved in writing for release by the Disclosing Party.

                                   ARTICLE X

                             TERM AND TERMINATION
                             --------------------

10.1 This Agreement shall commence on the Effective Date for a period of ten years. BioMarin shall have the option to renew this Agreement for two (2) periods of one (1) year upon terms to be agreed upon between the parties.

10.2 In the event that BioMarin fails to demonstrate to the WCH that best commercially reasonable efforts to develop and commercialize any of the Licensed Technology and Licensed Product then the WCH will inform BioMarin of this in writing. In case of a dispute, the parties shall have cause to negotiate in good faith to resolve any such dispute. If a dispute is not resolved within 30 days then the parties shall have the matter resolved by binding arbitration.

                                  ARTICLE XI

                             INDEMNITY BY BIOMARIN
                             ---------------------

11.l BioMarin shall indemnify and hold harmless WCH and its employees, from and against any and all costs, losses, liabilities and expenses (including WCH attorneys' fees) arising out of the manufacture, use or sale of Licensed Products by BioMarin and from any use of the Licensed Technology, except for any gross negligence or willful acts by WCH employees, that serve to prohibit BioMarin from carrying out its fights under this Agreement.

11.2 BioMarin confirms that BioMarin has adequate insurance to cover all the risks referred to in Section 11.1. BioMarin agrees that on request by WCH,will provide WCH with evidence of the insurance on a certificate of currency.

                                  ARTICLE XII

                              GENERAL PROVISIONS
                              ------------------

12.1  Transfer Costs. Costs associated with the manufacture of the Licensed
      --------------
      Technology or travel costs directly related to the requirement of attendance by Professor Hopwood or members of his staff, are to be paid for by BioMarin.

12.2  Return of Licensed Technology. In the event that
      -----------------------------
      BioMarin terminates their participation in the MPS VI project, all Licensed Technology including, without limitation, confidential information, cell lines etc. shall be returned to WCH.

12.3  Governing Law. This Agreement shall be construed and interpreted, and the
      -------------
      fights and obligations of the parties hereto shall be determined, in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof.

12.4  Alteration. No alteration or amendment of this Agreement shall be
      ----------
      effective unless embodied in writing and executed by an authorized representative of each party.

12.5  Assignment. This Agreement, and the rights and obligations hereunder,
      ----------
      shall not be assigned by WCH without the prior written consent of BioMarin.

12.6  Addresses The addresses of the parties for purposes of notices, payments
      ---------
      and other communications shall be as follows:

      BioMarin Pharmaceutical, Inc.
      11 Pimentel Court
      Novato CA 94949
      Attn.: Dr. Christopher M. Starr, Vice President of Research

      Women and Children's Hospital
      72 King William Road
      North Adelaide
      South Australia, Australia

      Attn: Mr Steven Hood, Intellectual Property Manager

      Either party, by notice to the other, may change its address for the purpose of this Section 12.6.

12.7  Entire Agreement. This Agreement sets forth the entire understanding of
      ----------------
      the parties hereto with respect to the subject matter hereof and supersedes any previous understandings and agreements, written or oral, which the parties hereto may have reached with respect to the subject matter hereof.

12.8  Arbitration. Any dispute or claim arising out of this Agreement shall be
      -----------
      finally settled by binding arbitration in San Francisco, California under the rules of arbitration of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision. Both parties agree to attempt to resolve disputes within thirty (30) days prior to initiating arbitration.

12.9  Waiver. The failure or delay of either party to exercise any fight under
      ------
      this Agreement may not be construed as a waiver of that fight, and no waiver of any term or condition of this Agreement shall be valid or binding on either party unless set forth in a writing signed by such party.

12.10 Independent Contractors. The relationship of BioMarin and WCH established
      -----------------------
      by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other,
      (ii)constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii)allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever. All financial obligations associated with each party's business are the sole responsibility of that party.

12.11 Public Announcement. Neither party shall have the right to disclose to
      -------------------
      third parties the terms of or the existence of this Agreement, unless approved in writing by the other party; provided that either party shall have the right to disclose the terms and existence of this Agreement to third parties as required by law, to prospective investors and to such party's accountants, attorneys and other professional advisors.

12.12  Notices. All notices under this Agreement shall be in writing and shall
       -------
       be deemed to have been given if personally delivered, sent by certified or registered mail (return receipt) to the persons names in Section 12.6, or such other address as is provided by notice as set forth herein. Notices shall be deemed effective upon receipt or, if delivery is not effected by reason of some fault of the addressee, when tendered.

12.13  Severability. In the event any provision of this Agreement is held to be
       ------------
       unenforceable in any respect, such unenforceability shall not affect any other provision of this Agreement, provided that the expected economic benefits of this Agreement are not denied to either party.

12.14  Limitation of Liability. EXCEPT 1N RELATION TO AN INDEMNITY PROVIDED BY
       -----------------------
       BIOMARIN PURSUANT TO CLAUSE 11.1, THE PARTY'S LIABILITY (IF ANY) 1N ALL CASES SHALL BE EXCLUDED TO THE EXTENT POSSIBLE BY LAW, AND WHERE IT CANNOT BE EXCLUDED, IT WILL BE LIMITED TO THE AMOUNTS PAID BY BIOMARIN HEREUNDER. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION SHALL APPLY EVEN IF EITHER PARTY KNOWS OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED FOR HEREIN.

12.15  Counterparts. This Agreement may be executed in any number of
       ------------
       counterparts and when so executed and delivered shall have the same force and effect as though all signatures appeared on one document.

12.16  Compliance with Laws. BioMarin shall be responsible, at its own expense,
       --------------------
       for obtaining any and all governmental authorizations required (and comply with all applicable laws) in connection with the manufacture sale or use of any of the Licensed Technology and the Licensed Products.

12.17  Force Majeure. Nonperformance of either party shall be excused to the
       -------------
       extent that performance is rendered impossible by strike, fire, flood, earthquake, governmental acts or orders or restrictions, failure of suppliers, or any other reason when failure to perform is beyond the control and not caused by the negligence of the non-performing party.

     IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be executed as of the day and year first above written.


                              /s/ [SIGNATURE]
                              -------------------------------------
                              ("WCH")

                              By: /s/ G. Tattersall
                                 ----------------------------------
                                 ASST CHIEF EXECUTIVE OFFICER



                              /s/ [SIGNATURE]
                              -------------------------------------
                              ("BioMarin")


                              By: /s/ Christopher M. Starr
                                 ----------------------------------
                                 VP Research